EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

1.	Registration Statement No. 333-77698 on Form S-3

2.	Registration Statement No. 333-58698 on Form S-3

3.	Registration Statement No. 333-118134 on Form S-3

4.	Registration Statement No. 333-139473 on Form S-3

5.	Registration Statement No. 333-143518 on Form S-3

6.	Registration Statement No. 333-163833 on Form S-3

7.	Registration Statement No. 333-185618 on Form S-3

8.	Registration Statement No. 333-228423 on Form S-3

9.	Registration Statement No. 333-221913 on Form S-8

of our reports dated March 26, 2019, relating to the consolidated financial statements and financial statement schedules of Citizens, Inc. and consolidated subsidiaries (the “Company”), and the effectiveness of the Company's internal control over financial reporting (which report expresses an adverse opinion on the effectiveness of the Company’s internal control over financial reporting because of a material weakness), appearing in the Annual Report on Form 10-K of the Company for the year ended December 31, 2018.

/s/ DELOITTE & TOUCHE LLP

Austin, Texas
March 26, 2019

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